UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

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☒           Soliciting Material Under Rule 14a-12

PROGRESS SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
DALE L. FULLER
JOHN MUTCH
EDWARD TERINO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2012 annual meeting of shareholders of Progress Software Corporation, a Massachusetts corporation.

On March 5, 2012, Starboard Value LP issued the following press release:

Starboard Value Files Preliminary Proxy Materials for the Election of Directors at the 2012 Annual Meeting of Progress Software

NEW YORK, March 5, 2012 -- Starboard Value LP (together with its affiliates, "Starboard"), one of the largest shareholders of Progress Software Corporation (NASDAQ: PRGS) with current ownership of approximately 5.2% of the outstanding shares, today announced that it filed preliminary proxy materials with the SEC regarding the election of directors to the Progress Board at the 2012 Annual Meeting.  In its preliminary proxy, Starboard reiterated its belief that Progress is deeply undervalued and stated that Starboard's slate of highly qualified nominees possesses the right mix of skill sets to ensure that Progress is taking the necessary steps to enhance shareholder value.

Starboard's Director Nominees:

Dale Fuller is the President and Chief Executive Officer of MokaFive, a venture-backed private company. Previously, Mr. Fuller served as interim President and Chief Executive Officer of McAfee, Inc., the world's largest dedicated security technology company ("McAfee"), from January 2006 through March 2007.  Prior to joining McAfee, he was President and Chief Executive Officer of Borland Software Corporation from 1999 until 2005, and prior to that founded and served as President and Chief Executive Officer of WhoWhere? Corporation, later acquired by Lycos, Inc.  Mr. Fuller currently serves as a director of MokaFive, AVG Technologies and Webgistix Corporation.  Mr. Fuller previously served on the Board of Directors of Zoran Corporation, Phoenix Technologies Ltd., Guidance Software, Inc., Krugle, Inc, McAfee and Quest Aircraft Company, LLC.

John Mutch is the President and Chief Executive Officer of BeyondTrust Software, a privately held security software company focused on privilege identity management solutions sold into the Global 2000 IT infrastructure market.  He is also the founder and managing partner of MV Advisors LLC, a strategic block investment firm founded in December 2005 which provides focused investment and strategic guidance to small and mid-cap technology companies.  Mr. Mutch previously served as President and Chief Executive Officer of Peregrine Systems, Inc., a global provider of enterprise software ("Peregrine Systems"), from July 2003 until its sale to Hewlett-Packard Company for $425 million in December 2005. Mr. Mutch currently serves as a member of the Board of Directors of Agilysys, Inc. and Steel Excel Inc. (f/k/a ADPT Corporation).  Previously, he served on the Board of Phoenix Technologies Ltd., Edgar Online, Inc., Aspyra Inc., Overland Storage, Inc. and Brio Software.

Jeffrey C. Smith is a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP.  As Chief Investment Officer of Starboard Value LP, he has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation. Mr. Smith also has extensive public board experience and currently serves on the Board of Directors of Surmodics, Inc. and Regis Corporation.  Previously, he served on the Board of Directors of Zoran Corporation, Phoenix Technologies Ltd., Actel Corporation, S1 Corporation, and Kensey Nash Corp. Mr. Smith also served as a member of the Management Committee for Register.com.

Edward Terino is the President of GET Advisory Service LLC, a strategic and financial management consulting firm focused on the technology and maritime industries.  He previously served as Senior Vice President, Chief Financial Officer and Treasurer of Art Technology Group, Inc., a publicly-traded eCommerce software company that later sold to Oracle, from September 2001 to June 2005, and then as Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd, an international seaborne transporter of crude oil and petroleum products, from July 2005 to December 2008.  He currently serves as a director of Baltic Trading Ltd. and SeaChange International, Inc.  Previously he served as a director of S1 Corporation, Phoenix Technologies Ltd. and EBT International, Inc.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein, has filed with the Securities and Exchange Commission ("SEC") a preliminary proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of director nominees at the 2012 annual meeting of shareholders of Progress Software Corporation, a Massachusetts corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard LLC"), Starboard Value LP, Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Peter A. Feld, Mark Mitchell, Jeffrey C. Smith, Dale L. Fuller, John Mutch and Edward Terino (collectively, the "Participants").

As of the date of this filing, Starboard V&O Fund owned directly 1,784,358 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company.  As of the date of this filing, Starboard LLC owned directly 604,951 shares of Common Stock.  Starboard Value LP, as the investment manager of Starboard V&O Fund and of a certain managed account (the "Starboard Value LP Account") and the Manager of Starboard LLC, may be deemed to beneficially own an aggregate of 3,235,000 shares of Common Stock (consisting of shares of common stock beneficially owned by Starboard V&O Fund and Starboard LLC and 845,691 shares of Common Stock held in the Starboard Value LP Account).  Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of an aggregate of 3,235,000 shares of Common Stock (consisting of shares of common stock directly owned by Starboard V&O Fund and Starboard LLC and shares of Common Stock held in the Starboard Value LP Account).  As of the date of this filing, Mr. Terino directly owned 1,000 shares of Common Stock.  As of the date of this filing, Messrs. Fuller and Mutch did not directly own any shares of Common Stock of the Company.

As members of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants.  Each of the Participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.